UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2022

FRESHWORKS INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40806	33-1218825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2950 S. Delaware Street, Suite 201
San Mateo, CA 94403
(Address of Principal Executive Offices)
(650) 513-0514
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FRSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022, Freshworks Inc. (the “Company”) announced that Dennis Woodside has been appointed President and as a member of the Company’s board of directors (the “Board”), in each case effective as of September 1, 2022. Mr. Woodside was appointed as a Class II director, with his term in office expiring upon the Company’s 2023 Annual Meeting of Stockholders. Mr. Woodside is not currently expected to serve on any committees of the Board.

Mr. Woodside, age 53, most recently served as President at Impossible Foods Inc., a company that develops plant-based substitutes for meat products, from March 2019 to August 2022. From April 2014 to September 2018, Mr. Woodside served as Chief Operating Officer at Dropbox, a provider of cloud storage, file synchronization, personal cloud, and client software services. Prior to that, from May 2012 to April 2014, Mr. Woodside served as Chief Executive Officer for Motorola Mobility LLC, a consumer electronics and telecommunications company after it was acquired by Google. Mr. Woodside also held various sales roles at Google over 9 years, from 2003 to 2012, including Managing Director of Emerging Markets, Vice President of Sales in the UK and President of the Americas.

In connection with his appointment as President, pursuant to the terms of an offer letter (the “Offer Letter”), dated August 15, 2022, between Mr. Woodside and the Company, Mr. Woodside’s base salary will be $500,000 per year, and his annual target bonus will be 100% of his base salary. Bonus amounts will be determined based upon achievement of goals agreed upon with the Board.

The Company has agreed to grant Mr. Woodside the following equity awards, in each case effective as of September 1, 2022: (1) an award of restricted stock units (the “RSU Award”) valued at $25,000,000 based on the average closing price of the Company’s Class A Common Stock (the “Common Stock”) on The Nasdaq Stock Market (“Nasdaq”) over the 30 consecutive trading days immediately preceding September 1, 2022, rounded down to the nearest whole share, and (2) option awards (the “Option Awards”) to purchase a number of shares of Common Stock valued at $15,000,000 in the aggregate based on the Black-Scholes value of an option on September 1, 2022, rounded down to the nearest whole share. The exercise price of the Option Awards shall be equal to the closing price of the Common Stock as of August 31, 2022. Each of the RSU Award and the Option Awards will vest over a four-year schedule with 25% of the shares subject to the award vesting on the first anniversary of the grant date and the remaining 75% of the shares vesting in 16 equal quarterly installments thereafter, subject to Mr. Woodside’s continuous service with the Company through each such vesting date. Each of the RSU Award and the Option Awards shall be subject to the terms of the applicable equity plan and the form of award agreement thereunder. Mr. Woodside will also be eligible to receive annual equity refresh grants pursuant to the terms of the Offer Letter.

Pursuant to the Offer Letter, Mr. Woodside is eligible to participate in the employee benefit plans generally available to the Company’s employees and is subject to customary confidentiality covenants.

Mr. Woodside is also entitled to certain severance benefits subject to specific requirements, including signing and not revoking a separation agreement and release of claims. In the event Mr. Woodside resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the Offer Letter), then as a severance benefit Mr. Woodside will be entitled to (a) cash severance equal to continued base salary payments for 12 months (less applicable tax withholdings), (b) a lump sum pro rata payment of his target annual bonus for the year of termination, (c) acceleration of six months of his then unvested and outstanding equity awards and (d) payment of COBRA premiums for a period of 12 months, or expiration of Mr. Woodside’s eligibility for the continuation coverage under COBRA, if earlier. If Mr. Woodside resigns for Good Reason or the Company terminates Mr. Woodside’s employment without Cause, in either case within three months prior to or 12 months following a Change in Control (as defined in his offer letter), then as a severance benefit Mr. Woodside will be entitled to (a) cash severance equal to continued base salary payments for 18 months (less applicable tax withholdings), (b) a lump sum pro rata payment equal to 150% of his target annual bonus for the year of termination, (c) acceleration of 100% of his then unvested and outstanding equity awards and (d) payment of COBRA premiums for a period of 18 months, or expiration of Mr. Woodside’s eligibility for the continuation coverage under COBRA, if earlier.

The Company has also entered into its standard form of indemnification agreement with Mr. Woodside.

There are no arrangements or understandings between Mr. Woodside and any other persons pursuant to which he was selected as an executive officer or director, and he has no family relationship with any of the Company’s directors or executive officers. Mr. Woodside does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Offer Letter, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2022, and upon filing will be incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 31, 2022, the Company issued a press release announcing the appointment of Mr. Woodside. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is also affirming its third quarter 2022 and full year 2022 earnings guidance in the press release attached as Exhibit 99.1, which is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freshworks Inc.
Dated: September 1, 2022
	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Chief Legal Officer and General Counsel